Exhibit 99.2

[The CIT Group, Inc. Logo]

FOR IMMEDIATE RELEASE                         Contact
                                              -------
                                              Joan Russo
                                              Vice President/Corporate Marketing
                                              New Media & Public Relations
                                              973-740-5437
                                              joan.russo@cit.com

             The CIT Group, Inc. Declares Regular Quarterly Dividend
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LIVINGSTON,  New Jersey,  October 26,  2000--- The Board of Directors of The CIT
Group, Inc. (NYSE:CIT; TSE:CIT.U; CGX.U) today declared a regular quarterly cash dividend of $.10 per common share for shareholders of record on November 10, 2000. The cash dividend is payable on November 30, 2000.

The CIT Group is a leading diversified finance organization offering secured commercial and consumer financing to smaller, middle-market and larger businesses and to individuals through a nationwide distribution network. CIT operates extensively in the United States and Canada with strategic locations in Europe, Latin and South America, and the Pacific Rim. CIT has been in business since 1908 and is recognized as a leader in many of the markets it serves. CIT was voted one of "America's Most Admired Companies" by Fortune Magazine and ranks as the number two technology innovator on the Information Week 500. For more information on CIT, visit the website at www.cit.com.